Exhibit 10.1

ASSIGNMENT AND ASSUMPTION OF LEASE

AND CONSENT TO ASSIGNMENT

This Assignment and Assumption of Lease and Consent to Assignment (this “Agreement”) is executed as of August 8, 2014, among 2345 Eastlake LLC (“Landlord”), Legacy Group, Inc. (“Assignor”) and Atossa Genetics Inc., a Delaware corporation (“Assignee”).

RECITALS:

A.           Landlord and Assignor are parties to that certain Office Lease Agreement dated July 1, 2012 (as the same has been or may hereafter be amended, the “Lease”) pursuant to which Assignor leases certain space in the 2345 Eastlake Avenue East Building, commonly known as Site 201. Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

B.           Assignor desires to assign the Lease to Assignee, and Assignee desires to assume all of Assignor’s obligations under the Lease and Landlord will consent to the assignment on the terms and conditions set forth herein.

AGREEMENTS:

For good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

1.          Assignment and Assumption. Effective as of December 1, 2014 (the “Effective Date”), Assignor hereby grants, conveys and assigns to Assignee all of Assignor’s right, title and interest as tenant under the Lease so that from and after the Effective Date Assignee shall be the “Tenant” under the Lease with all rights as the “Tenant.” Assignor further unconditionally assigns to Assignee all of Assignor’s right to any refund of the existing security deposit under the Lease. Assignee hereby accepts the foregoing assignment and agrees to assume, pay, perform and discharge, as and when due, all of the agreements and obligations of Assignor under the Lease. Assignee represents and warrants that it is in full compliance with the Lease and that there are no breaches of any representations, warranties or covenants under the Lease and that the Lease is in full force and effect and has not been modified, assigned or amended in any way.

2.          Consent. Subject to all of the terms and conditions of this Agreement, Landlord hereby consents to the assignment and assumption of the Lease, provided that Landlord’s consent shall not be construed as a waiver of any of the terms of the Lease nor as an agreement to amend or modify the Lease in any manner. Assignor and Assignee each acknowledge that Assignor has assigned to Assignee all of Assignor’s rights under the Lease including the right to any prepaid rent or security. Assignee and Assignor acknowledge and agree that each of them have the full power and authority to enter into the Agreement, that no consents from or notices to any third-parties are necessary and that the terms and conditions of this Agreement are reasonable and agree that they, and their respective successors and assigns, shall be bound by the terms of this Agreement.

3.          Further Assignment or Subletting. Landlord’s consent under this Agreement shall apply only to this assignment and shall not be deemed to be a consent to any other assignment or sublease nor shall this Agreement constitute a waiver of any restriction in the Lease concerning further subletting or assignment.

4.          Assumption of Liabilities. Assignor and Assignee shall be jointly and severally liable to Landlord for all of the obligations of the “Tenant” under the Lease; whether arising before or after the Effective Date and Landlord may enforce the same directly against either Assignor or Assignee. Landlord’s consent under this Agreement is issued on the condition that nothing contained in this Agreement modifies, expands or enlarges Landlord’s obligations under the Lease and Assignor is not released from any obligations under the Lease. Assignor shall remain primarily liable for all of the tenant’s obligations under the Lease during the Initial Term of the Lease. Assignor’s consent shall not be required for any amendments or modifications to the Lease. Notwithstanding anything to the contrary set forth herein, Assignor shall be released from liability under the Lease upon expiration of the Initial Term.

5.          Conditions. Assignor and Assignee agree to reimburse Landlord on demand for the full amount of Landlord’s attorneys’ fees incurred in connection with this Agreement up to an amount not to exceed $2,000. Assignee shall provide Landlord with copies of certificate(s) of insurance satisfying all the requirements of the Lease.

6.          Miscellaneous. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original, but all of which, when taken together, shall constitute one agreement. In any suit, action or appeal therefrom, to enforce or interpret this Agreement or any term of provision hereof, the prevailing party shall be entitled to recover its costs incurred therein, including reasonable attorney’s fees. This Agreement shall be governed by the laws of the State of Washington and any action with respect to this Agreement shall be brought in King County, Washington. This Agreement contains all of the agreements, understandings, representations and warranties of the parties with respect to the subject matter hereof and may not be amended or modified except by an instrument in writing signed by all the parties hereto.

EXECUTED as of the date first written above.

SIGNATURE PAGES TO FOLLOW

2

ASSIGNOR:

Legacy Group, Inc., a Washington corporation

By:	/s/ Scott Rerucha
Name:	Scott Rerucha
Title:	CEO

3

ASSIGNEE:

Atossa Genetics, a Delaware corporation

By:	/s/ Steven C. Quay
Name:	Steven C. Quay
Title:	CEO and President

4

LANDLORD:	2345 Eastlake LLC, a Washington limited liability company

By:
Name:
Title:

5

2345 EASTLAKE LLC

LANDLORD

and

THE LEGACY GROUP, INC.,

TENANT

OFFICE LEASE AGREEMENT

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (this “Lease”) is dated as of the 1st day of July, 2012 and is entered into by and between 2345 EASTLAKE LLC, a Washington limited liability company (“Landlord”), and THE LEGACY GROUP, INC., a Washington Corporation (“Tenant”).

Landlord and Tenant agree as follows:

1.	Defined Terms; Lease Data; Exhibits.

1.1         Building and Premises. The “Building” means that certain office building known as the 2345 Eastlake Building with an address of 2345 Eastlake Avenue East, Seattle, Washington, situated on the real property (the “Property”) more particularly described in Exhibit A attached hereto. The Building contains approximately Thirty-two Thousand Three Hundred Seventy-nine (32,379) rentable square feet. The “Premises” means that space consisting of Five Thousand Seven Hundred Twenty-four (5,724) rentable square feet on the second floor of the Building and known as Suite 201, as outlined on the floor plan attached hereto as Exhibit B. The rentable area of the Premises and Building has been determined in accordance with the “Standard Methods for Measuring Floor Area of Office Buildings” approved in 1996 by the American Standards Institute, Inc., and the Building Owners and Managers Association International (hereinafter “BOMA Standards”).

1.2         Master Lease. “Master Lease” means that certain Ground Lease by and between Landlord, as tenant, and Hughes-Northwest, Inc. (“Master Landlord”) dated March 1, 2001 pursuant to which Landlord leases the Property. The terms of the Master Lease are herein incorporated by reference, and this Lease is subject to all terms and conditions of the Master Lease as if set forth herein. In the event of a conflict between the Master Lease and the Lease, the terms of the Master Lease shall control. During the term of this Lease and for all periods subsequent for obligations which have arisen prior to the termination of this Lease, Tenant does hereby expressly assume and agree to perform and comply with for the benefit of Landlord and Master Landlord each and every obligation of Landlord as tenant under the Master Lease with respect to the Premises, except as modified in this Lease. Landlord represents and warrants that the terms and provisions of this Lease do not conflict with the Master Lease, that Landlord has the authority to enter into this Lease and that there are no rights of the Master Landlord to terminate this Lease early or relocate Tenant from the Premises.

1.3         Tenant’s Pro Rata Share. “Tenant’s Pro Rata Share” means seventeen and sixty-eight one hundredths percent (17.68%), calculated by dividing the total rentable square feet of the Premises by the total rentable square feet of the Building.

1.4         Term, Commencement Date. The term of this Lease shall be five (5) years (the “Initial Term”), unless earlier terminated or extended as provided herein. The Initial Term shall commence on the later of: (a) July 1, 2012, or (b) substantial completion of Tenant Improvements (the “Commencement Date”); and shall terminate at midnight on the fifth anniversary of the Commencement Date (the “Expiration Date”). Substantial Completion of Tenant Improvements shall not be contingent upon conference room door completion. Tenant shall have right to Early Occupancy per the terms described in Section 5 of this Lease.

A-1

Provided Tenant is not in default hereunder at the time of exercise of such option or at commencement of the Extension Term, Tenant shall have the option to extend the Initial Term for a period of five (5) years (the “Extension Term”). Tenant shall give Landlord written notice of its intent to exercise such option at least nine (9) months prior to the end of the Initial Term. Basic Rent for the Extension Term shall be determined as set forth in Section 3.3. As used herein, “Term” shall mean the Initial Term and any Extension Term. Notwithstanding anything herein to the contrary, in no event shall the Term of this Lease extend beyond the term of the Master Lease, and Landlord shall have no liability to Tenant for any termination or expiration of this Lease as a result of the termination or expiration of the Master Lease. Landlord confirms that the Master Lease currently terminates on February 28, 2021; Landlord shall provide Tenant with written notice of any extension or renewal of the Master Lease.

1.5         Rent. Tenant shall pay to Landlord basic rent of Thirty-three Dollars ($33.00) per rentable square foot per year, adjusted as provided in Section 3.2 (“Basic Rent”). Tenant also shall pay as additional rent all expenses incurred by or chargeable to Tenant under this Lease as set forth in Section 7 (“Additional Rent”) (Basic Rent and Additional Rent are referred to herein as “Rent”). Tenant shall pay no Rent for months one through four (1-4) of the first lease year, which shall commencement on the Commencement Date. Tenant shall have an additional credit in the amount of Eight Thousand Nine Hundred Forty-Seven Dollars ($8,947.00) which shall be applied to Basic Rent for month five (5). Tenant has deposited with Landlord on the date hereof Six Thousand Seven Hundred Ninety-four Dollars ($6,794.00) to be applied to the balance of month five (5) of Basic Rent first coming due under this Lease.

1.6         Security Deposit. Tenant has deposited with Landlord on the date hereof Seventeen Thousand Six Hundred Forty-nine Dollars ($17,649.00) as a security deposit (the “Security Deposit”) to be held and disbursed by Landlord in accordance with Section 31.

1.7         Exhibits. Landlord and Tenant agree that this Lease is further subject to the provisions of the attached exhibits, which are listed below. The provisions of the exhibits are incorporated herein by this reference and made a part of this Lease.

Exhibit A	Legal Description
Exhibit B	Floor Plan

2.          Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions set forth herein the Premises, together with nonexclusive rights of ingress and egress over common areas in the Building. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building, or with respect to the suitability or fitness of either for the conduct of Tenant’s business or for any other purpose. The taking of possession or use of the Premises by Tenant for any purpose shall conclusively establish that the Premises and the Building were at such time in satisfactory condition.

2

3.	Rent.

3.1         Tenant Payment. Basic Rent for each year shall be payable in twelve (12) equal consecutive monthly installments. Tenant shall pay Landlord without notice Basic Rent, Additional Rent, and any other payments due hereunder (collectively, “Rent”), from and after the Commencement Date, without deduction or offset, in lawful money of the United States of America in advance on or before the first day of each month (or at other dates specified in this Lease) during the Term at Landlord’s address set forth on the signature page of this Lease, or to such other party or at such other place as Landlord may hereafter from time to time designate to Tenant in writing. Rent for any partial month at the beginning or end of the Term shall be prorated.

3.2         Basic Rent Adjustment Schedule. Basic Rent shall be adjusted annually on the anniversary of the Commencement Date as follows:

Lease Year	Basic Rent per square foot per Year	Monthly Installment	Annual Installment
1 Months 1 - 4	Free	$00.00	$00.00
1 Month 5	33.00	6,794.00	6,794.00
1 Months 6-12	33.00	15,741.00	110,187.00
2	34.00	16,218.00	194,616.00
3	35.00	16,695.00	200,340.00
4	36.00	17,172.00	206,064.00
5	37.00	17,649.00	211,788.00

3.3         Extension Term Rent. On the first day of the Extension Term, Basic Rent shall be adjusted to an amount equal to the Fair Market Rent for the Premises (the “Extension Term Adjustment”). As used herein, “Fair Market Rent” shall mean the greater of (a) the Basic Rent during the final year of the Initial Term or the first Extension Term, as applicable, or (b) rent obtained for comparable space in comparable buildings and facilities in the City of Seattle as of the date such determination is made, and comparable space shall mean similar sized space as the Premises, with similar tenant improvements installed (including mechanical and electrical, improvements and systems, but excluding Tenant’s trade fixtures) and with suitable adjustments for (i) length of lease terms, (ii) credit quality of tenants, and (iii) other relevant factors affecting comparability of various rental rates. If Landlord and Tenant are unable to agree upon the Fair Market Rent for the Premises within thirty (30) days following delivery of Tenant’s notice of exercise of its option for the Extension Term, then each party shall select its own Appraiser (as defined below) and each Appraiser shall prepare and deliver to Landlord and Tenant within thirty (30) days thereafter such Appraiser’s written opinion of the Fair Market Rent as defined herein. If the two Appraisers’ opinions of Fair Market Rent differ by five percent (5%) or less, then they shall be added together, divided by two, and the product thereof shall be the Fair Market Rent for the purposes of this Section 3.3. If the two Appraisers’ opinions of Fair Market Rent differ by more than five percent (5%), then within fifteen (15) days after the delivery of the last of the Appraisers’ decisions, the two Appraisers shall mutually select a third Appraiser who shall determine the Fair Market Rent as defined herein. Within thirty (30) days after the appointment of the third Appraiser, the third Appraiser shall make its determination of Fair Market Rent in a written report delivered to Landlord and Tenant and such determination shall be final and binding on the parties. If either Landlord or Tenant shall fail to timely select its initial Appraiser, then Fair Market Rent shall be determined by the Appraiser timely selected by the other party. If the two (2) Appraisers selected by Landlord and Tenant should fail to timely select the third Appraiser, if required, either Landlord or Tenant shall have the right to petition for the appointment of such Appraiser by the Presiding Judge of the Superior Court of King County. Each party shall pay all expenses of its own Appraiser and the cost of the third Appraiser shall be split equally between Landlord and Tenant. As used herein, the term “Appraiser” shall mean an appraiser who is a designated member of the Appraisal Institute (or its successor), with at least ten (10) years experience in appraising commercial office properties in the Puget Sound region

3

4.          Parking. Unless Tenant is in default hereunder, for the initial term Tenant shall be entitled to parking stickers and/or cards equal to eleven (11) parking spaces (the “Parking Passes”). Each Parking Pass shall entitle the vehicle on which the Parking Pass is presented to park in the parking garage located beneath the Building (the “Garage”) during Normal Office Hours in a non-preferential and non-exclusive basis Tenant shall pay a monthly fee per Parking Pass in the amount of One Hundred Thirty-five Dollars ($135.00), plus any tax or assessment imposed by any governmental authority in connection with such parking privileges (the “Parking Fee”) The Parking Fee shall be adjusted annually on the anniversary of the Commencement Date to the prevailing market rate for such parking, as determined by Landlord. Landlord shall provide thirty (30) days’ written notice of the adjusted Parking Fee. The amount Tenant pays for each Parking Pass is not intended to cover the costs of repairing, maintaining and operating the Garage, which costs shall be included in Operating Expenses (as defined in Article 7). Landlord shall have exclusive control over the day-to-day operations of the Garage. Landlord may make, modify and enforce reasonable rules and regulations relating to the parking of vehicles in the Garage, and Tenant shall abide by such rules and regulations and shall cause its employees and invitees to abide by such rules and regulations. In lieu of providing parking stickers or cards. Landlord may use any reasonable alternative means of identifying and controlling vehicles authorized to be parked in the Garage. Landlord may designate the Garage for long term or employee parking only and Landlord may change such designations from time to time. Landlord may direct Tenant’s invitees and customers to other parking structures or lots within a reasonable distance from the Premises with space available on a first-come, first served non-exclusive basis in common with the general public. Landlord reserves the right to alter the size of the Garage and the configuration of parking spaces and driveways therein. Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces reserved or institute any other measures, including but not limited to valet, assisted or tandem parking, that Landlord determines are necessary or desirable for tenant requirements or orderly and efficient parking. With the exception of the eleven (11) designated parking spaces referenced in this Section 4, Landlord at any time may substitute for Tenant’s Parking Passes an equivalent number of parking passes or spaces in a parking structure or subterranean parking facility or within a surface parking area located a reasonable distance from the Premises.

4

Pending availability, Landlord shall provide additional Parking Passes in the Garage on a month-to-month basis, subject to the same terms and conditions as Tenants allotted Parking Passes. In the event Landlord is unable to provide Parking Passes in the Garage, Landlord shall provide an equivalent number of parking passes or spaces in a parking structure within the 2300 block of Eastlake at the then current rates.

5.          Construction of Tenant Improvements. Landlord, at Landlord’s sole costs and expense, shall provide Tenant Improvements based on the Build out Specification letter submitted by Rerucha Studio and dated May 7, 2012 with the exception of the carpet selection which shall be modified to J+J Invision, Problem Solved (6572), 1201 super glue. Tenant’s Improvements shall be constructed and installed in a good and workmanlike manner and all materials used shall be of a quality comparable to those in the Building. Any additional Tenant Improvements beyond the scope of specifications noted in the May 7, 2012 letter and the modification noted in this Section 5 shall be at the sole cost and expense of the Tenant. All Tenant Improvements shall be and remain the property of Landlord upon termination of this Lease; except as set forth in Section 13.

To the extent that there are any additional Tenant’s Improvements to be completed by Tenant, such Tenant’s Improvements shall be constructed and installed in a good and workmanlike manner and all materials used shall be of a quality comparable to those in the Building. Tenant shall maintain a safe working environment, including the continuation of all fire and security protection devices, if any, previously installed in the Premises by Landlord. All damages or injury done to the Premises or the Building by Tenant or by any persons who may be in or upon the Premises or the Building with the express or implied consent of Tenant, including but not limited to the cracking or breaking of any glass of windows and doors, shall be paid for by Tenant and Tenant shall pay for all damage to the Building caused by acts or omissions of Tenant or Tenant’s officers, contractors, subcontractors, agents, invitees, licensees, employees, successors or assigns. Landlord’s consent to or oversight of any work by Tenant, shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same, except with respect to Landlord’s intentional misconduct. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of any Tenant Improvements.

Tenant has previously submitted the Plans and Specifications for Tenant Improvements (the “Plans”) to Landlord which are approved by Landlord. Tenant will promptly notify Landlord of any changes to the Final Plans that are required by the City of Seattle, in connection with any required permit approval, the costs of any such change shall be the sole responsibility of Tenant. Landlord will approve or reasonably disapprove the required changes in writing within five days after receiving notice of the same. If Landlord reasonably disapproves the changes required by the City of Seattle, Landlord and Tenant will cooperate to develop changes to the Final Plans that are approved by both Landlord and the City of Seattle.

5

Tenant shall have right to access the Premises two (2) weeks prior to the Commencement Date in order to install Tenant’s furniture, fixtures and equipment subject to the substantial completion of Tenant Improvements and must comply with and observe all terms and conditions of this Lease and any site rules imposed by Landlord’s contractor.

6.	Uses.

6.1         General Use. The Premises shall be used only for a general administrative office use (“Permitted Use”) and for no other business or other purpose without the prior written consent of Landlord, which will not be unreasonably withheld, conditioned or delayed. No act shall be done in or about the Premises that is unlawful nor shall Tenant do any act or install or operate any equipment in the Premises that will increase the then existing rate of insurance on the Building unless Tenant shall pay any increased cost of insurance as a component of Rent. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing in or about the Premises that disturbs the quiet enjoyment of any other tenant in the Building. Tenant shall not, without the prior written consent of Landlord, which may be withheld in its sole discretion, use, operate or maintain any apparatus, machinery, equipment or device in or about the Premises that will cause any significant noise, vibration or fumes or disturb the quiet enjoyment of any other tenant in the Building. If any of Tenant’s office machines or equipment should disturb the quiet enjoyment of any other tenants in the Building, then Tenant shall cease operating such equipment until it has provided adequate insulation or taken such other action as Landlord shall require to eliminate the disturbance. Tenant shall comply with all laws and regulations relating to its use or occupancy of the Premises, or to its Tenant Improvements or any alteration or improvement constructed by Tenant or at Tenant’s request in the Premises, or to the common areas of the Building and shall observe such reasonable rules and regulations concerning Tenant’s use or occupancy of the Premises or related to the common areas of the Building as may be adopted by Landlord from time to time and made available to Tenant.

6.2         Hazardous Materials. Tenant shall not use, dispose of or otherwise allow the release of any Hazardous Materials in, on or under the Premises, the Building, the Property, or any adjacent property, or in any improvements thereto, thereon or therein, except that the use of Hazardous Materials associated with ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials are permitted if used in accordance with applicable law. As used herein, the term “Hazardous Materials” includes any substance, waste or material defined or designated as hazardous, toxic or dangerous (or any similar term) by any federal, state or local statute, regulation, rule or ordinance now or hereafter in effect. Tenant shall promptly comply with all statutes, regulations and ordinances, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to Tenant’s, its agents’, employees’, or contractors’ use, collection, treatment, disposal, storage, control, removal or cleanup of Hazardous Materials in, on or under the Premises, the Building, the Property or any adjacent property, or incorporated in any improvements thereto, thereon or therein, at Tenant’s expense.

6

After notice to Tenant and a reasonable opportunity for Tenant to effect such compliance, Landlord may, but shall not be obligated to, enter upon the Premises and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Premises. However, Landlord shall not be obligated to give Tenant notice and an opportunity to effect compliance if (i) such delay might result in material adverse harm to Landlord, the Premises, the Building or the Property; (ii) Tenant has already had actual knowledge of the situation and a reasonable opportunity to effect compliance, or (iii) Landlord reasonably believes that an emergency exists. Whether or not Tenant has actual knowledge of the release of Hazardous Materials on the Premises, the Building, the Property or any adjacent property as the result of Tenant’s use of the Premises, the Building or the Property, Tenant shall reimburse Landlord for the reasonable amount of all costs and expenses incurred by Landlord relating to such Hazardous Materials or in connection with such compliance activities. Tenant shall notify Landlord immediately of any release of any Hazardous Materials on the Premises of which Tenant is aware.

Tenant agrees to indemnify and hold harmless Landlord against any and all losses, liabilities, suits, obligations, fines, damages, judgments, penalties, claims, charges, cleanup costs, remedial actions, costs and expenses (including, without limitation, attorneys’ and other professional fees and disbursements) that may be imposed on, incurred or paid by, or asserted against Landlord, the Premises, the Building, or the Property by reason of, or in connection with (i) any misrepresentation, breach of warranty or other default by Tenant under this Section 6.2; (ii) the acts or omissions of Tenant, its officers, contractors, subcontractors, licensees, agents, servants, employees, guests, invitees or visitors, or any assignee or sublessee or other person for whom Tenant would otherwise be liable, resulting in the release of any Hazardous Materials; or (iii) the use, disposal or storage of any Hazardous Materials on the Premises, Property or Building by Tenant, its agents, employees, or contractors. All of Tenant’s obligations and liabilities under this Section 6.2 shall survive expiration or other termination of this Lease and shall be separately enforceable by Landlord.

7.	Additional Rent.

7.1	Tenant Payment.

In addition to Basic Rent, Tenant shall pay to Landlord as “Additional Rent”, from and after the Commencement Date in the manner described below, an amount equal to Tenant’s Pro Rata Share any increase in Real Property Taxes over the tax base figure included in Basic Rent for the Base Year, as provided in Section 7.2.2 and Section 7.2.5.

7.2	Definitions.

7.2.1         INTENTIONALLY DELETED

7.2.2         “Real Property Taxes” shall mean real and personal property taxes, assessments (including local improvement or special benefit districts), and all other governmental impositions and charges of every kind and nature, including surcharges, now or hereafter imposed with respect to the Property and the Building, or any portion thereof, including, without limitation, all tenant improvements, and all improvements, fixtures, and equipment to, on or in the Building, and/or the use, occupancy or possession thereof; taxes on Property of Tenant (as defined in Section 8), which have not been paid by Tenant directly to the taxing authority; and any taxes levied or assessed in addition to, in lieu of, or as a substitute for, in whole or part, taxes now levied or assessed or any other tax upon owning, leasing or rents receivable by Landlord from the Building, but excluding any federal, state or local income tax or inheritance, gift, succession or franchise taxes imposed on Landlord.

7

7.2.3         “Lease Year” shall mean each 12-month period commencing January 1 and ending December 31, or any portion thereof, during the Term.

7.2.4         INTENTIONALLY DELETED “

7.2.5         “Base Year” shall mean the calendar year 2013.

7.3         Manner of Payment. Tenant’s payment of Additional Rent shall be made as follows:

7.3.1         Prior to or within a reasonable time after the commencement of each Lease Year (but in no event later than one hundred twenty (120) days after commencement), Landlord shall furnish Tenant a written statement of the Estimated Payment for such Lease Year and a calculation of Tenant’s monthly Additional Rent which shall be one-twelfth (1/12) of the amount of Estimated Payment. Additional Rent shall be payable by Tenant for each month during such Lease Year at the same time and in the same manner as Basic Rent. If at any time or times during such Lease Year it reasonably appears to Landlord that Tenant’s Pro Rata Share of Operating Expenses and Real Property Taxes shall vary from the Estimated Payment, then Landlord by written notice to Tenant may revise the Estimated Payment for such Lease Year and Additional Rent payments by Tenant for such Lease Year shall thereafter be equal to one-twelfth (1/12) of the amount of such revised Estimated Payment.

7.3.2         Within one hundred twenty (120) days after the end of each Lease Year, Landlord shall provide a statement (the “Statement”) to Tenant showing: (a) the amount of Tenant’s Pro Rata Share of and the Real Property Taxes for the prior Lease Year, with a listing of amounts for Real Property Taxes; (b) any amount paid by Tenant as Additional Rent during such prior Lease Year; and (c) any revision to the Estimated Payment for the current Lease Year.

7.3.3         If the Statement shows Tenant’s payments were less than Tenant’s Pro Rata Share the Real Property Taxes for the prior Lease Year, then Tenant shall promptly pay to Landlord the difference. If the Statement shows an increase in the Estimated Payment for the current Lease Year, then Tenant’s Additional Rent payments for the balance of the Lease Year shall be equal to one-twelfth (1/12) of the amount of such increased Estimated Payment, and Tenant shall pay the difference between the new and former estimates for the period from January 1 of the current Lease Year through the month in which the Statement is sent. Tenant shall pay any such difference within thirty (30) days after Landlord sends the Statement.

7.3.4         If the Statement shows that Tenant’s payments exceeded the amount of Tenant’s Pro Rata Share of Operating Expenses and Real Property Taxes, then Tenant shall receive a credit in the amount of the difference against payments of Additional Rent next due. If the Lease Term shall have expired and no further Rent shall be due, Tenant shall receive a refund in the amount of such difference within thirty (30) days after Landlord sends the Statement.

8

7.3.5         So long as Tenant’s obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord’s right to require payment of Tenant’s obligations for actual or estimated Operating Expenses and Real Property Taxes.

7.4         Proration. If the Term commences or terminates on a date other than the first or last day of a month then Additional Rent for such first or final month shall be prorated to reflect the portion of such month(s) included in the Term. Such proration shall be made by multiplying Tenant’s Pro Rata Share for such calendar month(s) by a fraction the numerator of which is the number of days of the Term during such calendar month and the denominator of which is the number of days in such calendar month.

7.5         Landlord’s Records. The determination of Additional Rent shall be made by Landlord. All billings by Landlord to Tenant for Additional Rent shall be accompanied by reasonable back-up documentation or invoices evidencing expenditures made by Landlord.

8.          Personal Property Taxes. Tenant shall pay, prior to delinquency, all Personal Property Taxes (as defined below) payable with respect to all Property of Tenant (as defined below) located on the Premises or in the Building and promptly upon request of Landlord shall provide written proof of such payment. As used herein, “Property of Tenant” shall mean and include, without limitation, all personal property of Tenant including inventory, equipment, floor, ceiling and wall coverings, furniture and trade fixtures kept or used on or installed in the Premises and any Tenant Improvements and other improvements to the Premises that are owned by and separately assessed to Tenant. “Personal Property Taxes” shall include all property taxes assessed against the Property of Tenant, whether assessed as real or personal property.

9.          Taxes on Rent. The Rent provided for in this Lease is exclusive of any sales or other tax or charge upon, based upon or measured by rents payable to Landlord hereunder, or any tax or other charge based upon or measured by the number of employees of Tenant, or any other tax that is not currently in effect. If during the Term any such tax or other charge becomes payable by Landlord to any governmental authority, the Rent hereunder shall be deemed increased by such amount upon thirty (30) days’ written notice by Landlord to Tenant. The foregoing does not apply to federal, state or local income, gross receipts, inheritance, gift, succession or franchise taxes payable by Landlord.

9

10.       Services by Landlord. Elevator service, Building and parking garage access through the security system, electricity, the cooling, heating and ventilation system (HVAC), water and sewer shall be available at all times, subject to an after hours charge as set forth below. The Building shall be open to the general public during Normal Business Hours. “Normal Business Hours” shall be from 8:00 a.m. to 5:00 p.m., Monday through Friday, excluding legal holidays. Electricity and HVAC shall be available to the Premises outside of Normal Business Hours at a rate of thirty dollars ($30.00) per hour (“After Hours Charge”). The After Hours Charge shall be paid by Tenant with the installment of Basic Rent next coming due following Tenant’s use of such after hours services. Landlord also shall provide daily (i.e., five days per week) janitorial service, lamp replacement for Landlord-furnished lighting, toilet room supplies and perimeter window washing, all with reasonable frequency. Landlord shall provide security cards, keys or other appropriate access devices that will allow Tenant access to the Premises at all times. The number of cards and/or keys issued shall be proportionate to the total number of square feet in the Premises, up to a maximum of one (1) per two hundred (200) rental square feet. Additional, duplicate or replacement cards and/or keys shall be the sole expense of Tenant and must be ordered from Landlord. Unless charged to individual tenants (including Tenant) as hereinafter provided, the costs of such Landlord services described in this Section 10 shall be included as Operating Expenses and shall be paid as Additional Rent pursuant to Section 7. Landlord shall not be liable for any loss or damage caused by or resulting from any variation, interruption or failure of such services due to any cause whatsoever, and no temporary interruption or failure of such services incident to the making of repairs, alterations or improvements or due to accident or strike conditions shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant’s obligations hereunder.

If Tenant requires electrical, mechanical, cooling, heating, ventilation, or other requirements beyond the usage by a typical tenant, in Landlord’s reasonable judgment, then the cost of furnishing, installing, operating and maintaining the equipment and appurtenances (including separate meters if requested by Landlord to satisfy these requirements) shall be borne by Tenant, with Tenant cither paying directly to the utility if separately metered or paying to Landlord, as Rent, the reasonable cost of providing such additional services, as determined by Landlord.

The Building standard mechanical system is designed to accommodate heating loads generated by lights and equipment using up to 3.5 watts per square foot which costs are incorporated into the Basic Rent. Before installing lights or equipment in the Premises, which in the aggregate exceed such amount, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant shall agree to pay Landlord’s costs to install supplementary air conditioning capacity or electrical systems as necessitated by such equipment or lights or if the equipment or lights requested by Tenant will, in Landlord’s reasonable judgment, overburden the Building’s structure or mechanical system(s) even if supplemented at Tenant’s expense.

11.        Assignment and Subletting.

11.1       Transfers Requiring Consent. Tenant shall not cause or permit, directly or indirectly, voluntarily or involuntarily, any of the following events (individually and collectively, a “Transfer”) (or any amendment to the instrument affecting the same) without in each case first obtaining Landlord’s written consent, which consent will not be unreasonably withheld, conditioned or delayed: (1) a sale, assignment, hypothecation, mortgage, encumbrance, conveyance or other transfer of this Lease (or any interest therein); (2) a sublease of the Premises or any portion thereof; or (3) the use or occupancy of the Premises or any portion thereof by anyone other than Tenant. If Tenant is a corporation, any transfer of this Lease by merger, consolidation or liquidation, or change in the ownership of, or power to vote, its outstanding voting stock (including redemption thereof), separately or in the aggregate, majority voting control, shall constitute a Transfer. If Tenant is a partnership or limited liability company, any transfer of this Lease by merger, consolidation, liquidation or dissolution of the partnership or limited liability company, or any change in the ownership of a majority of the partnership or membership interests shall constitute a Transfer. As a condition to Landlord’s approval, any potential assignee otherwise approved by Landlord shall assume and shall be jointly and severally liable with Tenant for all obligations of Tenant under this Lease and any sublessee shall assume and shall be jointly and severally liable with Tenant for all obligations of Tenant under this Lease with respect to the portion of the Premises that is subleased to such sublessee. This Lease shall not be assigned by operation of law. Notwithstanding the provisions of this Section 11.1 to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof without Landlord’s consent to any entity that controls, is controlled by or is under common control with Tenant, or to any entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant’s business as a going concern and the requirements of Section 11.2 shall not apply.

10

11.2       Procedures. Tenant shall request Landlord’s consent to any Transfer by written notice to Landlord at least sixty (60) days prior to the proposed effective date of the Transfer. Tenant’s notice shall include the following information: (a) the identity of the transferee, (b) the use of the Premises contemplated by the proposed transferee, (c) the proposed effective date of the Transfer; and shall be accompanied by (x) financial information regarding the proposed transferee and (y) a copy of the proposed transfer agreement containing the terms of the agreement between the parties. Tenant shall promptly provide Landlord with any additional information concerning the proposed transferee (including financial information and detailed information regarding the proposed use of the Premises) reasonably requested by Landlord. In addition to exercising its right to disapprove of the Transfer, Landlord may elect at any time during such sixty (60) day period, (i) in the case of a Transfer for the balance of the Term, to terminate this Lease as it relates to such space proposed to be subleased by Tenant, or (ii) in the case of a Transfer for less than the balance of the Term, to temporarily delete such space from this Lease for the period of the proposed Transfer term only, in which either event Basic Rent and Tenant’s Pro Rata Share shall be adjusted as appropriate. In the event Landlord chooses not to exercise its rights under the preceding sentence and approves the Transfer under Section 11.1, then Tenant may proceed to enter into such Transfer. If Tenant transfers this Lease for more than the Rent then payable under this Lease, Tenant shall pay to Landlord the excess amount of rent or other consideration over the Rent reserved herein, as and when received by Tenant, as Rent hereunder. Landlord may charge Tenant a reasonable sum, to reimburse Landlord for legal and administrative costs incurred in connection with reviewing any proposed Transfer and Tenant shall provide Landlord with a copy of the assignment or sublease agreement. No Transfer shall relieve Tenant of any liability under this Lease. Landlord’s consent to any Transfer shall not operate as a waiver of the necessity for consent to any subsequent Transfer.

11.3       Bankruptcy. If this Lease is assigned pursuant to the provisions of the Revised Bankruptcy Act, 11 U.S.C., Section 101, et seq., any and all consideration paid or payable in connection with such assignment shall be Landlord’s exclusive property and paid or delivered to Landlord, and shall not constitute the property of Tenant or Tenant’s estate in bankruptcy. Any person or entity to whom the Lease is assigned pursuant to the Revised Bankruptcy Act shall be deemed automatically to have assumed all of Tenant’s obligations under this Lease.

11

12.        Care of Premises. Tenant shall keep the Premises in a neat, clean and sanitary condition and shall at all times preserve them in good condition and repair, ordinary wear and tear or damage due to casualty or condemnation that are not the obligation of Tenant to repair under Section 16 excepted. If Tenant shall fail to do so, Landlord may at its option place the Premises into said condition and state of repair, and in such case Tenant on demand shall pay or reimburse Landlord for the costs thereof. Tenant shall reimburse Landlord for the cost of replacing all broken glass in the Premises (or the Common Areas if damage is the result of the negligence or intentional acts of Tenant, its agents, employees, contractors or invitees) with glass of same or similar quality.

Tenant shall comply with all laws, rules and regulations, including without limitation any laws, rules, or regulations related to handicapped accessibility requirements, applicable to the Premises as a direct or indirect result of (a) Tenant’s use or occupancy of the Premises; and (b) any modifications, alterations or improvements constructed on the Premises or the Building by Tenant or at Tenant’s request, whether or not such modifications, alterations or improvements are approved by Landlord. Tenant shall observe such reasonable rules and regulations concerning Tenant’s use or occupancy of the Premises or related to the Common Areas as may be adopted by Landlord from time to time and made available to Tenant.

13.       Surrender of Premises; Removal of Property. Subject to the terms of Section 16 relating to damage and destruction, upon expiration or termination of the Term, whether by lapse of time or otherwise (including any holdover period), Tenant at its expense shall: (1) remove Tenant’s goods and effects and those of all persons claiming under Tenant, (2) repair and restore the Premises to a condition as good as received by Tenant from Landlord or as thereafter improved, reasonable wear and tear excepted, and (3) promptly and peacefully surrender the Premises (including surrender of all Tenant Improvements and/or other alterations, additions or improvements installed in the Premises by Landlord or Tenant, except Tenant’s trade fixtures that do not become part of the Building and the Required Removals as hereinafter defined) (the requirements of this sentence referred to as the “Restoration Obligation”). On or before the ninetieth (90th) day preceding the Expiration Date, Tenant shall notify Landlord in writing of the precise date upon which Tenant plans to surrender the premises to Landlord. On expiration of the Term, Tenant shall remove all of Tenant’s moveable equipment, furniture, trade fixtures and other personal property, all telecommunications and computer networking wiring and cabling serving the Premises from the Building, unless Landlord requires such materials to be surrendered to Landlord, and any alteration or Tenant Improvement identified by Landlord at least thirty (30) days prior to the Expiration Date (or within 30 days following the early termination of this Lease) (collectively the Required Removals”). Any property of Tenant not removed from the Premises shall be deemed, at Landlord’s option, to be abandoned by Tenant and Landlord may store such property in Tenant’s name at Tenant’s expense, and/or dispose of the same in any manner permitted by law at Tenant’s expense. Tenant shall repair at its sole cost and expense, all damage caused to the Premises or the Building by removal of the Required Removals, Improvements and Alterations as Tenant shall be allowed or required to remove from the Premises by Landlord. If the Premises are not surrendered as of the end of the Term in the manner and condition herein specified, Tenant shall indemnify, defend, protect and hold Landlord, its employees, agents and contractors harmless from and against any and all damages resulting from or caused by Tenant’s delay or failure in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant due to such delay or failure. Tenant acknowledges that Landlord shall be attempting to lease the Premises with any such lease to be effective upon expiration of the Term, and failure to surrender the Premises could cause Landlord to incur liability to such successor tenant for which Tenant shall be responsible. Tenant hereby waives all claims for damages that may be reasonably caused by Landlord’s reentering and taking possession of the Premises or removing and storing Tenant’s property as herein provided, and Tenant shall indemnify and hold harmless Landlord therefrom. No such reentry shall be considered or construed to be a forcible entry.

12

14.        Alterations. Subject to installation of Tenant Improvements pursuant to Section 5, Tenant shall make no additions, changes, alterations or improvements (“Work”) to the Premises or any electrical, mechanical or fire protection facilities pertaining to the Premises without the prior written consent of Landlord. All Work shall be at Tenant’s sole cost and shall be performed in a good and workmanlike manner and all materials used shall be of a quality comparable to those in the Premises and the Building and shall be in accordance with plans and specifications approved in writing by Landlord. Landlord may require that all Work be performed under Landlord’s supervision, and Tenant shall reimburse Landlord for any actual costs reasonably incurred as a result of such supervision which shall not be charged for the installation of the Tenant Improvements noted in Section 5. Tenant shall maintain a safe working environment, including the continuation of all fire and security protection devices, if any, previously installed in the Premises by Landlord. All damages or injury done to the Premises or the Building by Tenant or by any persons who may be in or upon the Premises or the Building with the express or implied consent of Tenant, including but not limited to the cracking or breaking of any glass of windows and doors, shall be paid for by Tenant and Tenant shall pay for all damage to the Building caused by acts or omissions of Tenant or Tenant’s officers, contractors, subcontractors, agents, invitees, licensees, employees, successors or assigns. If Landlord consents to or supervises any Work by Tenant, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same, except with respect to Landlord’s intentional misconduct. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of any Work. All alterations, additions and improvements except Tenant’s trade fixtures that do not become a part of the Building shall remain in and be surrendered with the Premises as a part thereof at the expiration or sooner termination of this Lease; provided, however, that Landlord may identify Required Removals on Tenant’s plans. Tenant shall comply with all applicable laws, codes and regulations in connection with all Work.

15.        Entry and Inspection. Landlord at all reasonable times and upon one day’s prior notice (except in the and at any time in case of emergency) may enter the Premises for the purpose of inspection, cleaning, repairing, altering or improving the Premises or the Building subject to Tenant’s reasonable security requirements. Nothing in this Section 15 shall impose upon Landlord any obligation not expressly imposed elsewhere in this Lease. Landlord shall have the right at reasonable times to enter the Premises for the purpose of showing the Premises to any fee owners, ground lessors, holders of encumbrances on the interest of Landlord and any prospective purchasers, mortgagees, ground lessors or tenants of the Building or a portion thereof. If during the last month of the Term Tenant shall have removed substantially all of Tenant’s property and personnel from the Premises, Landlord may enter the Premises and repair, alter and redecorate the same without abatement of Rent and without liability to Tenant, and such acts shall have no effect on this Lease.

13

16.	Damage or Destruction.

16.1       Damage and Repair. In case of damage to the Premises or the Building by fire or other casualty, Tenant immediately shall notify Landlord. If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, if insurance proceeds sufficient for full restoration are unavailable for any reason, or if termination is required under the Master Lease or elected by the Master Landlord, then Landlord no later than the sixtieth (60th) day following the damage may give Tenant a notice of election to terminate this Lease. In the event of such election this Lease shall be deemed to terminate on the third (3rd) day after the giving of such notice, and Tenant shall surrender possession of the Premises within thirty (30) days thereafter, and the Rent shall be apportioned as of the date of Tenant’s surrender and any Rent paid for any period beyond such date shall be repaid to Tenant. If the cost of restoration as estimated by Landlord shall amount to less than thirty percent (30%) of said replacement value of the Building and insurance proceeds sufficient for restoration are available, or if Landlord does not elect to terminate this Lease under the second sentence of this Section 16.1. then Landlord shall restore the Building and the Premises (to the extent of the Tenant Improvements originally provided by Landlord hereunder) with reasonable promptness, subject to delays beyond Landlord’s control and delays in the making of insurance adjustments by Landlord, and Tenant shall have no right to terminate this Lease. To the extent that the Premises are rendered untenantable, Rent shall proportionally abate during the period of such untenantability, unless such damage resulted from or was contributed to directly or indirectly by the act, fault or neglect of Tenant, Tenant’s officers, contractors, subcontractors, agents, employees, invitees or licensees, in which case Rent shall abate only to the extent Landlord receives proceeds from any rental income insurance policy to compensate Landlord for a loss of Rent hereunder.

16.2       Business Interruption. No damages, compensation or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or the Building. Landlord shall use reasonable efforts to effect any such repairs promptly.

16.3       Property of Tenant. Landlord shall not carry insurance of any kind on any property of Tenant, including inventory, equipment, floor, ceiling and wall coverings, furniture and trade fixtures, and any Tenant Improvements and other improvements to the Premises or Work in the Premises that are paid for or performed by Tenant and Landlord shall not be obligated to repair any damage thereto or replace the same. Tenant shall repair or restore such Tenant Improvements, Work and other Tenant property promptly following Landlord’s restoration of the Premises.

14

17.        Indemnification. Tenant shall indemnify, hold harmless and defend Landlord, its agents, and employees from and against all liabilities, damages, suits, obligations, fines, losses, claims, actions, judgments, penalties, charges, costs, or expenses, including, without limitation, attorneys’ and other professional fees and disbursements (collectively, “Liabilities”), in conjunction with any loss of life, personal injury and/or property damage arising out of or relating to the occupancy or use by Tenant, its assignee, sublessee, agents, servants, employees, licensees, contractors, subcontractors, guests, visitors, or invitees of any part of the Premises or the Building, except to the extent caused or contributed to by Landlord’s own willful acts or Landlord’s breach of its obligations under this Lease. Landlord shall indemnify, hold harmless and defend Tenant, its agents, and employees from and against all liabilities, damages, suits, obligations, fines, losses, claims, actions, judgments, penalties, charges, costs, or expenses, including, without limitation, attorneys’ and other professional fees and disbursements (collectively, “Liabilities”), in conjunction with any loss of life, personal injury and/or property damage arising out of or relating to the negligence of Landlord, its agents, servants, employees, licensees, contractors, subcontractors, except to the extent caused or contributed to by Tenant’s own willful acts or Landlord’s breach of its obligations under this Lease. Landlord shall not be liable for any loss or damage to persons or property sustained by Tenant or other persons, which may be caused by theft, or by any act or neglect of any tenant or occupant of the Building or any other third parties.

LANDLORD’S INITIALS:	TENANT’S INITIALS:	EB

18.	Insurance.

18.1       Liability Insurance. Throughout the Term Tenant, at its own expense, shall keep and maintain in full force and effect policies of commercial general liability insurance including a contractual liability endorsement covering Tenant’s obligations under Section 17, and automobile liability insurance, insuring Tenant’s activities upon, in and about the Premises and the Building against claims of bodily injury or death or property damage or loss with a limit of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and in the aggregate (per policy year), and One Million Dollars ($1,000,000) each accident as respects automobile liability. In no event shall the liability deductible under such policies be in excess of Five Thousand Dollars ($5,000).

18.2       Property Insurance. Throughout the Term Tenant, at its own expense, shall keep and maintain in full force and effect what is commonly referred to as “all risk” coverage insurance or its equivalent (but excluding earthquake and flood) on all property of Tenant, including inventory, equipment, floor, ceiling and wall coverings, furniture and trade fixtures, and any Tenant Improvements and other improvements or Work to the Premises that are paid for or performed by Tenant in an amount not less than the then current One Hundred Percent (100%) replacement value thereof.

18.3       Workers’ Compensation Insurance. Throughout the Term Tenant, at its own expense, shall keep and maintain in full force and effect workers’ compensation insurance in an amount equal to at least the minimum statutory amount then currently required in the State of Washington.

15

18.4       Insurance Policy Requirements. All insurance required under this Section 18 shall be with companies rated A- or better in Best’s Insurance Guide (or equivalent rating if such rating system is modified) and who are qualified to do business in the State of Washington. Tenant may, with the prior written consent of Landlord, elect to have reasonable deductibles in connection with the policy required pursuant to Section 18.2 above. No insurance policy required under this Section 18 shall be cancelled or reduced in coverage and each insurance policy shall provide that it is not subject to cancellation or material alteration except after thirty (30) days prior written notice to Landlord. Tenant shall deliver to Landlord prior to the Commencement Date and from time to time thereafter, copies of policies of such insurance or certificates evidencing the existence and amounts of same and, with the exception of the policy required under Section 18.3, naming Master Landlord and Landlord as an additional insured thereunder, and each policy or certificate shall expressly provide that the interest of Master Landlord and Landlord therein shall not be affected by any breach by Tenant of any provision of such policy or the policy for which such certificate evidences coverage. Further, all certificates shall expressly provide that the coverage evidenced thereby shall be primary and that any policies carried by Master Landlord and Landlord shall be excess and noncontributory with such primary insurance. The limits of any required insurance policy shall not limit the liability of Tenant under this Lease.

18.5       Waiver of Subrogation. Notwithstanding any other provision to the contrary herein, Landlord and Tenant release each other, their agents and employees from liability and waive all right of recovery against each other for any loss from perils insured against under their respective policies for damage caused by fire or other perils (including those covered by all risk extended coverage) that are covered by insurance, regardless of any fault or negligence. Each party shall use reasonable efforts to cause its insurance carriers to consent to the foregoing waiver of rights of subrogation against the other party. The waiver of subrogation provided herein shall apply to the full extent, but only to the extent, that the same shall be valid and enforceable without impairment of insurance coverage.

19.        Signs. Tenant shall have right to exterior building signage with prior written consent. Landlord shall provide building standard interior signage. Tenant shall not place on any exterior door or wall or the exterior or interior of any window thereof, or on any part of the interior of the Premises visible from the exterior thereof, any sign or advertising matter and shall not place any decoration, letter or other thing of any kind on the glass of any window or door of the Premises, without the prior written consent of Landlord, which may be withheld in Landlord’s sole reasonable discretion. Notwithstanding anything to the contrary herein. Tenant shall be granted the right to install signage on the exterior of the building in accordance with applicable codes but subject to the Landlord’s approval which will not be unreasonably withheld. With respect to any sign or advertising matter or decoration approved by Landlord, Tenant at its sole cost and expense shall maintain the same in good condition and repair at all times. Landlord reserves the right to remove temporarily Tenant’s sign during any period when Landlord repairs, restores, constructs or renovates the Premises or the Building. Upon the expiration or sooner termination of this Lease, Tenant at Landlord’s request shall remove all signs, advertising matters or decorations at its sole cost and expense and repair any resulting damage to the Premises and the Building.

16

20.	Insolvency and Liens.

20.1       Insolvency. If Tenant becomes insolvent or voluntarily or involuntarily bankrupt, or if a receiver, trustee or other liquidating officer is appointed for the business of Tenant, Landlord at its option may terminate this Lease and Tenant’s right of possession under this Lease and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding, or Landlord may treat such insolvency as a default under Section 22 of this Lease and invoke any and all remedies available thereunder. In the event of an assumption or assignment by operation of law under the Federal Bankruptcy Code or any state bankruptcy or insolvency law and Landlord elects not to terminate this Lease (or is otherwise prevented from electing to terminate this Lease), the trustee in assuming this Lease or any assignee thereof shall: (a) remedy Tenant’s prior default under this Lease, (b) be bound by and assume all of the terms and conditions of this Lease, and (c) provide adequate assurances of future performance of all the terms, conditions and covenants of this Lease, which shall include making the following express covenants to the Landlord: (1) there is sufficient capital to pay all Rent due under the Lease for the entire Term, (2) assumption of the Lease by any assignee will not cause Landlord to be in violation or breach of any provision of any other lease, finance agreement, security instrument or operating agreement concerning the Building or the Property, and (3) such assumption or assignment by the assignee will not substantially disrupt or impair any existing tenant mix or development plans for the Building or the Property.

20.2       Liens. Tenant shall not permit any lien to be filed against the Premises, the Building or the Property by reason of obligations incurred by or on behalf of Tenant. Tenant hereby indemnifies and holds Landlord harmless from any liability from any such lien. If any lien is filed against the Premises, the Building or the Property by any person claiming by, through or under Tenant, Tenant shall, at Tenant’s expense, promptly cause such lien to be released, or, furnish to Landlord a bond in form and amount and issued by a surety reasonably satisfactory to Landlord, indemnifying Landlord, the Building and the Property against all liability, costs and expenses, including attorneys’ fees, which Landlord may incur as a result thereof. Provided that such bond has been furnished to Landlord, Tenant, at its sole cost and expense and after written notice to Landlord, may contest, by appropriate proceedings conducted in good faith and with due diligence, any lien, encumbrance or charge against the Premises arising from work done or materials provided to and for Tenant, if, and only if, such proceedings suspend the collection thereof from Landlord, Tenant and the Premises, and neither the Premises, the Building, the Property nor any part thereof or interest therein is or will be in any danger of being sold, forfeited or lost.

21.	Condemnation.

21.1       Entire Taking. If all of the Premises or the Building or such portions of the Building as may be required for the reasonable use of the Premises in Landlord’s reasonable opinion, are taken by eminent domain or conveyance in lieu thereof, this Lease shall automatically terminate as of the date title vests in the condemning authority and all Rent shall be paid to that date.

17

21.2       Partial Taking. In the event of a taking of a part of the Building other than the Premises or of a portion of the Property, and if Landlord determines that the Building should be restored in such a way as to alter the Premises materially, or if the Master Lease so requires, Landlord may terminate this Lease and the term and estate hereby granted by notifying Tenant of such termination within sixty (60) days following the date of vesting of title; and this Lease and the term and estate hereby granted shall expire on the date specified in the notice of termination, not less than sixty (60) days after the giving of such notice, as fully and completely as if such date were the date hereinbefore set forth for the expiration of the Term, and the Rent hereunder shall be apportioned as of such date. Subject to the foregoing provisions of this Section 21.2, in case of taking of a part of the Premises, or a portion of the Building or the Property not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the Rent shall be equitably reduced based on the proportion by which the net rentable area of the Premises is reduced (or if none of the Premises is taken, based on the proportion by which the use of the Premises is materially reduced), such Rent reduction to be effective as of the date title to such portion vests in the condemning authority.

21.3       Awards and Damages. Landlord reserves all rights to damages to the Premises for any partial or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award (except for Property of Tenant as defined in Section 8), and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest. Tenant shall have the right however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be put for Tenant’s moving expenses, business interruption or taking of Property of Tenant (not including Tenant’s leasehold interest) and other damages, but only to the extent that such loss is awarded separately in the eminent domain proceeding and not out of or as part of the damages recoverable by Landlord.

22.	Default; Remedies.

22.1       Events of Default. Each of the following shall be deemed a default by Tenant and a material breach of this Lease:

22.1.1      Failure by Tenant to pay when due any Rent hereunder after three (3) days notice from Landlord of Teant’s faiure to pay; or

22.1.2      Failure by Tenant to perform or observe any of the other terms, covenants, conditions, agreements or provisions of this Lease if such failure shall continue for a period of fifteen (15) days after written notice thereof has been given to Tenant; provided, however, that if any such failure cannot reasonably be cured within such fifteen (15) day period, then Tenant shall not be deemed to be in default if Tenant commences to cure such failure within such fifteen (15) day period for as long as Tenant is diligently prosecuting the cure thereof up to a total of forty-five (45) days after the notice from Landlord has been given; or

18

22.1.3      Any misrepresentation or material omission of information made by Tenant orally to Landlord or in any documents or other materials provided by Tenant to Landlord in connection with this Lease;

22.1.4      Any vacation or abandonment by Tenant of the Premises. As used herein “vacation” shall mean a prolonged absence from the Premises, and “abandonment” shall mean an absence from the Premises of five (5) days or more while Tenant is in default; and

22.1.5      Tenant’s failure to restore the Security Deposit to the amount required hereunder within the time required under Section 31.

22.2       Landlord Remedies for Tenant Default. If any default occurs hereunder. Landlord may, at any time thereafter and without waiving any other rights hereunder, do one or more of the following:

22.2.1      Landlord’s Reentry. At its option, Landlord may enter the Premises or any part thereof, either with or without process of law, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein; and Landlord may terminate this Lease, or it may from time to time, without terminating this Lease and as agent of Tenant, relet the Premises or any part thereof for such term or terms (which may be for a term less than or extending beyond the term hereof), and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change the Premises, Tenant remaining liable for any deficiency computed as hereinafter set forth. In the case of any default reentry and/or disposition by summary proceedings or otherwise, all Rent shall become due thereupon and be paid up to the time of such reentry or dispossession together with such expenses as Landlord may incur for attorneys’ fees, advertising expenses, brokerage fees and/or putting the Premises in good order or preparing the same for rerental, together with interest thereon as provided in Section 22.5 hereof, accruing from the date of any such expenditure by Landlord. No such reentry or taking possession of the Premises shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant.

22.2.2      Reletting of Premises. At the option of Landlord, any rents received by Landlord from any reletting as described in Section 22.2.1 shall be applied first to the payment of any indebtedness from Tenant to Landlord other than Rent; second, to the payment of any costs and expenses of such reletting and including, but not limited to, attorneys’ fees, advertising fees and brokerage fees, and to the payment of any repairs, renovations, remodeling, redecoration, alterations and changes in the Premises; third, to the payment of Rent due and to become due hereunder, and, if after so applying said rents there is any deficiency in the Rent to be paid by Tenant under this Lease, Tenant shall pay any deficiency to Landlord monthly on the dates specified herein and any payment made or suits brought to collect the amount of the deficiency for any months shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. The failure or refusal of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant’s liability hereunder, nor shall Landlord be liable for failure to relet, or in the event of reletting, for failure to collect the rent thereof, but Landlord shall attempt to mitigate its damages to the extent required by law (including the use of good faith efforts to relet the Premises), and in no event shall Tenant be entitled to receive any excess of net rents collected over sums payable by Tenant to Landlord hereunder.

19

22.2.3      Termination. Notwithstanding any reletting without termination as described in Section 22.2.1, Landlord may at any time elect to terminate this Lease for such previous breach and default. Should Landlord at any time terminate this Lease by reason of any default, in addition to any other remedies it may have, Landlord may recover from Tenant the present value of the entire amount of Rent reserved by this Lease for the balance of the Term, as it may have been extended, over the then fair market rental value of the Premises for the same period, plus all reasonable expenses, including court costs and attorneys’ fees, incurred by Landlord in the collection of the same.

22.3       Cumulative Remedies. All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law.

22.4       Right to Perform. If Tenant shall fail to pay any sum of money, required to be paid by Tenant to a person or entity other than Landlord or shall fail to perform any other act to be performed by Tenant hereunder, and such failure shall continue for twenty (20) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease. Notwithstanding any other provision hereof, Landlord may undertake repairs in an emergency or to prevent further damage to the Building or the Premises without delivery of notice and expiration of the cure period. Tenant shall promptly on demand reimburse Landlord for any such payment or the cost of performing any such act, and shall pay Landlord interest thereon at the rate provided in Section 22.5.

22.5       Late Payments. All Rent not paid within three (3) days of the due date hereunder shall bear interest from the date due at the rate of twelve percent (12%) per annum or the maximum permitted by law, whichever is less. In addition to any interest that may be charged hereunder, if Tenant has been late in any payment more than once in any twelve (12) month period, then Landlord, at its option, may collect from Tenant a service charge for the collection of any subsequent payment during that twelve (12) month period that is not made within three (3) days of the due date in the amount equal to four percent (4%) of the amount due.

22.6       Waiver of Redemption Rights. Tenant, for itself and on behalf of any and all persons claiming through or under it, including creditors of all kinds, does hereby waive and surrender all right and privilege, which they or any of them may have under or by reason of any present or future law, to redeem the Premises or have a continuance of this Lease for the term hereof, as it may have been extended, after having been dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

20

23.        Subordination to Mortgage. This Lease is and shall be subordinate to any mortgage or deed of trust placed at any time on the Building or the Property by Landlord and to any and all advances to be made thereunder and to interest thereon and all modifications, renewals and replacements or extensions thereof (“Landlord’s Mortgage”), and Tenant shall attorn to the holder of any Landlord’s Mortgage or any person or persons purchasing or otherwise acquiring the Building, the Property or the Premises at any sale or other proceeding under any Landlord’s Mortgage; provided, however, that so long as Tenant is not in default hereunder, Tenant’s possession of the Premises shall not be disturbed and all other rights of Tenant under this Lease shall be recognized; provided, further, that Tenant’s attornment shall be deemed to occur automatically without further agreement of Tenant. If the holder or prospective holder of any Landlord’s Mortgage wishes to have this Lease as a prior lien to the Landlord’s Mortgage, it shall be so deemed upon the holder thereof so notifying Tenant. Tenant shall properly execute and deliver within ten (10) business days after written notice any documents Landlord or the holder of any Landlord’s Mortgage may require to carry out the provisions of this section. If, in connection with obtaining financing for the Property or the Building, any holder of a Landlord’s Mortgage shall request modifications in this Lease as a condition to such financing, Tenant shall not withhold, delay or defer its consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

24.        Holdover. If Tenant shall, with the written consent of Landlord, hold over beyond the expiration of the Term, which hold over shall include Tenant’s failure to complete its Restoration Obligation, or if Landlord shall so notify Tenant at any time upon or after the expiration of the Term, such tenancy shall be deemed a month-to-month tenancy that may be terminated as provided by applicable state law. During such tenancy Tenant shall be bound by all the terms, covenants and conditions as herein specified as far as applicable, except rental, which shall be One Hundred Fifty Percent (150%) of the Rent due prior to the expiration of the Term.

25.        Notices. All notices under this Lease shall be in writing and delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by overnight courier to Landlord and to Tenant at the addresses set forth on the signature page of this Lease (except that, after the Lease commences, any such notice may be so mailed or delivered by hand to Tenant at the Premises), and to the holder of any Landlord’s Mortgage at such place as such holder shall specify to Tenant in writing; or to such other addresses as may from time to time be designated by any such party in writing. Notices mailed as aforesaid shall be deemed given at the earlier of three (3) days after the date of such mailing or upon the date of receipt.

26.        Costs and Attorneys’ Fees. If Landlord employs attorneys in connection with the enforcement of this Lease, then Tenant shall promptly reimburse Landlord for all reasonable attorneys’ fees (including court costs and disbursements) so incurred, regardless of whether suit is commenced. If Tenant or Landlord shall bring any action arising out of this Lease, the losing party shall reimburse the prevailing party for all reasonable attorneys’ fees (including court costs and disbursements) incurred in such suit, at trial and on appeal, and such attorneys’ fees shall be deemed to have accrued on the commencement of such action.

21

27.        Estoppel Certificates. Tenant, shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: the date this Lease was executed and the date it expires; the Commencement Date and the date Tenant accepted the Premises; the amount of Basic Rent and any then applicable Additional Rent and any other sums payable under the Lease and date to which such rent and/or other sums have been paid; and certifying to the best of its knowledge: that this Lease is in full force and effect and has not been assigned, ratified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this tenancy (or specifying the date and terms of any other agreements as to this tenancy); that all conditions under this Lease to be performed by the Landlord have been satisfied (or specifying any such unsatisfied conditions and the extent to which such conditions are unsatisfied); that all required contributions by Landlord to Tenant on account of the Tenant Improvements have been received (or specifying the nature and amount of any such contributions that have not been received); that on this date there are no existing claims, defenses or offsets that the Tenant has against the enforcement of this Lease by the Landlord (or specifying the nature and amount of any such claims, defenses or offsets); that no Rent has been paid more than one month in advance (or specifying the amount and payment dates of any Rent that has been so paid); the amount of the Security Deposit held by Landlord (if any); and any other information or items reasonably requested by Landlord. It is intended that any such statement delivered pursuant to this Section 27 may be relied upon by Landlord and any prospective purchaser of or prospective holder of any mortgage upon Landlord’s interest in the Building and/or the Property. If Tenant shall fail to provide such estoppel certificate within ten (10) business days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to any prospective purchaser or mortgagee and to have certified that this Lease is in full force and effect, that there are no uncured defaults in Landlord’s performance, that the Security Deposit is as stated in the Lease, and that not more than one month’s Rent has been paid in advance.

28.        Transfer of Landlord’s Interest; Limitation of Liability. In the event of any transfer or transfers of Landlord’s interest in the Premises or in the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer. Tenant agrees to attorn to the transferee, such attornment shall be deemed to occur automatically without further agreement of Tenant. Notwithstanding any other Lease provision, all covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord except Landlord’s interest in the Building and the Property, but are made and intended for the purpose of binding only the Landlord’s interest in the Building and the Property, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners, members, shareholders, directors and officers or their respective heirs, legal representatives, successors or assigns on account of this Lease or on account of any covenant, undertaking or agreement of Landlord contained in this Lease.

22

29.        Nonwaiver. Waiver by Landlord of any term, covenant or condition herein contained or any breach thereof shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of any Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.

30.        Quiet Possession. Landlord warrants that so long as Tenant is not in default under this Lease beyond any applicable cure period and so long as this Lease has not been terminated, Tenant’s quiet possession of the Premises during the Term shall not be disturbed by Landlord or others claiming through Landlord.

31.        Application of Security Deposit. As security for the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant, Tenant has paid to Landlord the Security Deposit specified in Section 1.6, receipt of which is hereby acknowledged. If Tenant shall default with respect to any covenant or condition of this Lease, including but not limited to the payment of Rent, then Landlord may apply all or any part of the Security Deposit to the payment of any sum in default or any sum which Landlord may be required to spend or incur by reason of Tenant’s default or any other sum which Landlord may in its reasonable discretion deem necessary to spend or incur by reason of Tenant’s default. In such event, Tenant within five (5) days of written demand therefor by Landlord shall deposit with Landlord the amount so applied. If Tenant shall have fully complied with all covenants and conditions of this Lease, but not otherwise, the amount of the Security Deposit then held by Landlord shall be repaid to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or sooner termination of this Lease. In the event of Tenant’s default, Landlord’s rights to retain the Security Deposit shall be deemed to be in addition to any and all other rights and remedies at law or in equity available to Landlord for Tenant’s default under this Lease. Landlord shall not be required to keep any Security Deposit separate from its general funds and Tenant shall not be entitled to any interest thereon.

32.	General.

32.1       Headings. Titles or captions to sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

32.2       Successors and Assigns. All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and permitted assigns.

32.3       No Brokers. Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fees from Landlord in respect of the negotiation, execution or delivery of this Lease, except for Cushman & Wakefield Commerce, and Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any other broker, finder or other person based on any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. The provisions of this Section 32.3 shall not apply to brokers with whom Landlord has an express written brokerage agreement.

23

32.4       Entire Agreement. This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises and Tenant’s use of the Building and the Property and other matters set forth in this Lease. No prior agreements or understandings pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

32.5       Severability. Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall remain in full force and effect.

32.6       Patriot Act Compliance. Tenant certifies to Landlord, with the understanding that Landlord intends to and will rely upon this certification, that:

(i)           Tenant is not acting for or on behalf of, directly or indirectly, any person, entity, group or nation named or identified by any Executive Order or United State Department of the Treasury as a terrorist, “Specially Designated National and Blocker Person,” or any other banned or blocked person, entity, group or nation pursuant to any law, order, rule or regulation enforced or administered by the Office of Foreign Assets Control;

(ii)          Tenant is not instigating, facilitating or engaging in this transaction, directly or indirectly, for or on behalf of, any such person, entity, group or nation; and

(iii)         Tenant is acting for and on behalf of itself only, and not for any undisclosed principal(s).

Tenant shall indemnify, hold harmless and defend Landlord from and against any and all civil, criminal and administrative claims, damages, losses, risks, liabilities and expenses (including attorney’s fees and costs) arising from, or otherwise related to, any breach of this certification.

32.7       Force Majeure. Time periods for Landlord’s performance under any provisions of this Lease shall be extended for periods of time during which Landlord’s performance is prevented due to circumstances beyond Landlord’s control, including without limitation, strikes, embargoes, shortages of labor or materials, governmental regulations, acts of God, war or other strife.

24

32.8       Changes to Building. Landlord may at its option make any repairs, alterations, additions or improvements that Landlord may deem necessary or advisable for the preservation, safety or improvement of the Building, so long as Tenant has reasonable access to the Premises. Landlord shall have the right from time to time without thereby creating an actual or constructive eviction or incurring any liability to Tenant, to renovate, repair, replace, and/or change the arrangement or location of any of the following: sidewalks, terraces, landscaping, loading and/or delivery areas, parking areas, lobbies, entrances, passageways, doors and doorways, corridors, stairs, toilets and other common areas of the Building, mechanical, cooling, heating, ventilation, security, electrical, lighting, plumbing and other systems servicing the Building, and other similar common service portions of the Building. Landlord may change the name of the Building at any time.

32.9       Building Directory. Landlord shall maintain in the Building or on the Property a directory that shall include the name of the Tenant.

32.10    Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Washington. Venue shall be in King County Superior Court.

32.11    Authority. If Tenant is a corporation, the individual executing this Lease on behalf of Tenant represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of the Tenant in accordance with a duly adopted resolution of the board of directors of Tenant and in accordance with Tenant’s bylaws, and that this Lease is binding upon Tenant in accordance with its terms. At Landlord’s request, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the board of directors of Tenant authorizing or ratifying the execution of this Lease or provide other evidence of Tenant’s authority reasonably satisfactory to Landlord.

32.12    Waiver of Jury Trial. The parties hereto waive any right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally and voluntarily made by Tenant, and Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant further acknowledges that Tenant has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this waiver by independent legal counsel, selected of Tenant’s own free will, and that Tenant has had the opportunity to discuss this waiver with counsel. Tenant further acknowledges that Tenant has read and understands the meaning and ramifications of this waiver provision, and, as evidence of this fact, signs his initials.

TENANT’S INITIALS:	EB

32.13    Time of Essence. Time is of the essence of this Lease.

32.14    Execution in Counterparts. This Lease may be executed in two or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

25

32.15    No Recording. Neither this Lease nor any memorandum hereof shall be recorded in the real property records of the county wherein the Property is located.

32.16    Computation of Time. The word “day” means “calendar day” herein and the computation of time shall include all Saturdays, Sundays and holidays for purposes of determining time periods specified herein.

32.17    Joint and Several Liability. If more than one person executes this Lease as Tenant, then (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (ii) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally and any act of or notice from, or notice or refund to, or signature of, any one or more of them, with respect to the tenancy of this Lease, including without limitation any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

26

IN WITNESS WHEREOF, the Landlord and the Tenant have signed their name and affixed their seals the day and year first above written.

LANDLORD:	2345 EASTLAKE LLC
a Washington limited liability company

Address: 2323 Eastlake Avenue East, 4th Floor
Seattle, WA 98102-3305

/s/ Christopher R. Hughes
Christopher R. Hughes, Manager

TENANT:	THE LEGACY GROUP, INC.
a Washington Corporation

Address: 10500 NE 8th Street, Suite 1125
Bellevue, WA 98004

By
	Its	CFO

27

EXHIBITS:

A	LEGAL DESCRIPTION
B	FLOOR PLAN

28

Landlord’s Acknowledgement

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this 22nd day of June, 2012, before me, a Notary Public in and for the State of Washington, personally appeared Christopher R. Hughes, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the Lease Agreement of 2345 EASTLAKE LLC, a Washington limited liability company, to be the free and voluntary act and deed of said company for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

NOTARY PUBLIC in and for the State of
Washington, residing at Kirkland, WA
My appointment expires 8-26-12

29

Tenant’s Acknowledgement

STATE OF WASHINGTON	)
) ss.
COUNTY OF King	)

On this 20th day of June, 2012, before me, a Notary Public in and for the State of Washington, personally appeared Ed Baehtdd, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the Lease agreement of the Legacy Group Inc., to be the free and voluntary act and deed of said Company for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

NOTARY PUBLIC in and for the State of
Washington, residing at Bothell, WA
My appointment expires 01-09-2015

30

MASTER LANDLORD CONSENT

The undersigned, Landlord under the Master Lease, hereby consents to the subleasing of the Premises described herein. This consent shall apply only to this Sublease and shall not be deemed to be a consent to any other assignment or sublease.

MASTER LANDLORD:	Hughes-Northwest, Inc.,
a Washington corporation

/s/ Christopher R. Hughes
Christopher R. Hughes, President

Master Landlord Acknowledgement

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this 22nd day of June, 2012, before me, a Notary Public in and for the State of Washington, personally appeared Christopher R. Hughes, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the Lease Agreement of HUGHES-NORTHWEST, INC., a Washington corporation, to be the free and voluntary act and deed of said company for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

NOTARY PUBLIC in and for the State of
Washington, residing at Kirkland, WA
My appointment expires 8-26-12

31